EXHIBIT 24.2

WESCO DISTRIBUTION, INC.

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of WESCO Distribution, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints John J. Engel, David S. Schulz and Brian M. Begg, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 8th day of December, 2016.

/s/ John J. Engel John J. Engel Chairman, President and Chief Executive Officer (Principal Executive Officer)	/s/ David S. Schulz David S. Schulz Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Sandra Beach Lin Sandra Beach Lin Director	/s/ Matthew J. Espe Matthew J. Espe Director

/s/ Bobby J. Griffin Bobby J. Griffin Director	/s/ John K. Morgan John K. Morgan Director

/s/ James J. O’Brien James J. O’Brien Director	/s/ Steven A. Raymund Steven A. Raymund Director

/s/ James L. Singleton James L. Singleton Director	/s/ Lynn M. Utter Lynn M. Utter Director